                                                                EXHIBIT 3

                              Settlement Agreement
                              --------------------

                                    between
                                    -------

                             Bank Plus Corporation
                             ---------------------

                                      and
                                      ---

                       La Salle Financial Partners, L.P.,
                       ----------------------------------

           La Salle Capital Management, Inc., Talman Financial, Inc.,
           ----------------------------------------------------------

                      Richard J. Nelson and Peter T. Kross
                      ------------------------------------

                     [LETTERHEAD OF BANK PLUS CORPORATION]

                                 March 26, 1999

La Salle Financial Partners, L.P.
La Salle Capital Management, Inc.
Talman Financial, Inc.
Richard J. Nelson
Peter T. Kross

Re:  Settlement Agreement
     --------------------

Gentlemen:

            Each of you is either a stockholder (the "Stockholder") of Bank Plus Corporation (the "Company"), an affiliate thereof, or a director, officer, member or general partner of the Stockholder or such affiliate (the Stockholder, its affiliates, and their respective directors, officers, members and general partners are referred to herein as the "La Salle Group"). The Stockholder has requested that the Board of Directors (the "Board") of the Company (a) appoint an independent stockholder representative as a director of the Company for a term expiring at the Company's annual meeting of stockholders in the year 2000,
(b) amend Section 1.2 of the Company's Bylaws (the "Bylaws") to provide that three or more unaffiliated holders of 20.0% of the Company's outstanding common stock (the "Common Stock") may call a special meeting of stockholders, (c) amend
Section 1.7 of the Bylaws relating to inspectors of election, (d) amend Section
1.8 of the Bylaws to provide that directors of the Company shall be elected by a plurality, and (e) amend Section 6.7 of the Bylaws to provide that any action taken by the stockholders in amending the Bylaws cannot be modified by the Board without the approval of the Company's stockholders. The text of the proposed amendments to the Bylaws are attached hereto as Exhibit A and are collectively
                                                ---------
referred to as the "Bylaws Amendments."

            The Company and you hereby agree to the following:

            1. In response to requests from the La Salle Group and another stockholder, the Board intends to expand the Board by one additional director and to fill such vacancy with a nominee satisfactory to both stockholders. The La Salle Group and such other stockholder have separately agreed with the Company that Irving R. Beimler ("Mr. Beimler") is an acceptable nominee. No later than March 25, 1999, the Board shall appoint, subject to the non-objection of the Office of Thrift Supervision (the "OTS") pursuant to 12 C.F.R. (S)563.585 ("OTS Non-Objection"), Irving R. Beimler as a director of the Company for a term expiring at the Company's annual meeting of stockholders in the year 2000. If the OTS objects to Mr. Beimler's appointment to the Board or if Mr. Beimler does not otherwise join the Board, the Board will give first consideration to the nomination of Peter T. Kross ("Mr. Kross") as a substitute nominee, and, if the Board approves Mr. Kross as the substitute nominee, the Company shall promptly submit his nomination for OTS Non-Objection. If the Board does not approve Mr. Kross as the substitute nominee, the Board and the La Salle Group shall work in good faith to designate another nominee acceptable to both the La Salle Group and such other stockholder (the "Substitute Nominee") to serve as a director of the Company.

            The Board is cognizant of its duty to protect the interests of all of its stockholders in realizing the maximum value of their investment in the Company, including any value related
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March 26, 1999
Page 2

to a disposition of control of the Company (the so-called "control premium"). The appointment of Mr. Kross or the Substitute Nominee to the Board shall be subject to OTS Non-Objection and to the execution and delivery to the Company by Mr. Kross or the Substitute Nominee of his or her written resignation from the Board, effective upon a breach by the La Salle Group of any provision of this Agreement and upon the termination of this Agreement.

            2. No later than April 28, 1999, the Board shall adopt the Bylaws Amendments and the Board agrees not to modify the Bylaws Amendments while this Agreement continues in effect.

            3. Upon the Board's approval of Mr. Beimler as a Company director, each of the members of the La Salle Group shall immediately cause the Stockholder to withdraw its February 25, 1999 notices of intent to nominate a director and to propose resolutions for stockholder approval at the Company's 1999 annual meeting of stockholders (the "1999 Annual Meeting") and will not otherwise propose any matters at the 1999 Annual Meeting.

            4. Each of the members of the La Salle Group executing this Agreement hereby agrees that, from the date of the Board's approval of Mr. Beimler as a Company director through the date of termination of this Agreement, the La Salle Group shall not, individually or collectively, (a) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission) securities of the Company, or seek to advise or influence any person or entity with respect to any voting of any securities of the Company, provided,
                                                                       --------
however, that, subject to paragraph 5 below, Stockholder may vote its securities
-------
of the Company against any proposal to stockholders made by the Board; (b) call, or participate in calling, any special meeting of the stockholders of the Company; or (c) otherwise act alone or in concert with others to seek to control the management, board of directors or policies of the Company.

            5. Notwithstanding anything to the contrary in paragraph 4 hereof, each of the members of the La Salle Group shall vote all of the securities of the Company beneficially owned by the La Salle Group for the director nominees proposed by the Board at the 1999 Annual Meeting.

            6. Bank Plus shall reimburse the La Salle Group for up to $50,000 of its out-of-pocket expenses to third parties (including, without limitation, reasonable attorneys' fees) incurred by the La Salle Group relating to the 1999 Annual Meeting and events regarding this Agreement within ten days after the Company's receipt of an accounting thereof and supporting documentation (including documentation from the La Salle Group of fees and expenses incurred by their outside legal counsel).

            7. All parties hereto agree and acknowledge that the Board is placing material reliance on the terms of this Agreement as a basis of and condition to the Board's appointment of Mr. Beimler (or Mr. Kross or the Substitute Nominee, as applicable) as a director of the Company and to the Board's adoption of the Bylaws Amendments.

            8. It is understood and agreed that monetary damages would not be a sufficient remedy for any breach or threatened breach of this Agreement. Each party hereto shall be entitled to equitable relief by way of injunction or specific performance if any other party or any of their respective officers, directors, investment bankers, attorneys, accountants or other


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March 26, 1999
Page 3

representatives breach, or threaten to breach, any of the provisions of this Agreement, such remedy by way of equitable relief being cumulative, and not exclusive, of any other remedies and/or rights that the complaining party shall be entitled to exercise. It is further understood and agreed that no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

            9. In the event of any dispute between the parties hereto regarding the performance or interpretation of this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled.

            10. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without regard to the principles of conflict of laws.

            11. This Agreement shall terminate upon the latest to occur of the following: (i) October 31, 1999 or (ii) the ending of the first term of office of Mr. Beimler (or of Mr. Kross or the Substitute Nominee, as applicable, if Mr. Beimler is not appointed to the Board of the Company).

            12. During the term of this Agreement, neither the Company nor any member of the La Salle Group shall institute any litigation against the other, except as follows: (a) any party hereto may institute litigation against the other party (or parties) hereto in the event of, and alleging, a breach of or default under this Agreement by such other party (or parties); and (b) the Company may institute litigation against some or all of the members of the La Salle Group in the event that one or more members of the La Salle Group form, join or in any way participate in a "group" (a "13(d) Group") within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any voting securities of the Company and one or more members of such 13(d) Group take any action that the members of the La Salle Group are prohibited from taking under paragraph 4 of this Agreement.


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March 26, 1999
Page 4

          Kindly confirm that the foregoing represents our understanding and agreement in respect of this matter by signing below where indicated and returning the signed copy.

                                     Sincerely,

                                     BANK PLUS CORPORATION

                                     By:  /s/ Mark K. Mason
                                        ---------------------------------
                                              Mark K. Mason
                                              President and Chief Executive
                                                                  Officer

The undersigned members of the La Salle Group hereby agree to the foregoing this 26th day of March, 1999.


LA SALLE FINANCIAL PARTNERS, L.P.        LA SALLE CAPITAL MANAGEMENT, INC.,

 By: La Salle Capital Management, Inc.,
     general partner
                                          By:  /s/ Richard J. Nelson
                                             ------------------------------
By:  /s/ Richard J. Nelson                     Richard J. Nelson, President
   ------------------------------
     Richard J. Nelson, President


TALMAN FINANCIAL, INC.



                                               /s/ Richard J. Nelson
By:    /s/ Peter T. Kross                    ------------------------------
   ------------------------------              RICHARD J. NELSON
    Peter T. Kross, President


                                               /s/ Peter T. Kross
                                             ------------------------------
                                               PETER T. KROSS


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                                   Exhibit A
                                   ---------

          Section 1.2 of the By-laws shall be amended and restated in its entirety as follows:

          Section 1.2.  Special Meetings.  Special meetings of stockholders may
                        ----------------
be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called upon the written request, stating the purpose of the meeting, of three or more unaffiliated stockholders who together own not less than one-fifth of the shares of outstanding capital stock entitled to be voted at the special meeting.

          Section 1.7 of the By-laws shall be amended and restated in its entirety as follows:

          Section 1.7.  Inspectors.  Prior to any meeting of stockholders, the
                        ----------
Board of Directors or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of records. If the inspectors consider their reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

          The sixth sentence of Section 1.8 of the By-laws shall be amended and restated in its entirety as follows:


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          Section 1.8.  Voting; Proxies.  Directors shall be elected by a
                        ---------------
plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

          Section 6.7 of the By-laws shall be amended and restated in its entirety as follows:

          Section 6.7.  Amendment of By-Laws. These by-laws may be amended or
                        --------------------
repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them. Any action taken by the stockholders pursuant to the foregoing sentence, whether adopting additional by-laws or amending and repealing existing by-laws, may not be modified, directly or indirectly, by the Board of Directors without the prior approval of the stockholders entitled to vote.


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